Exhibit 99.1

Contact:	T. Clay Stinnett Executive Vice President, Treasurer and Chief Financial Officer (502) 625-0890

STOCK YARDS BANCORP AND FIELD & MAIN BANCORP TO MERGE

STOCK YARDS TO EXPAND INTO ATTRACTIVE
WESTERN KENTUCKY MARKETPLACE

LOUISVILLE, KY. (January 27, 2026) – Stock Yards Bancorp, Inc. (NASDAQ: SYBT) (“Stock Yards” or the “Company”), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, central, eastern and northern Kentucky markets, as well as the Indianapolis, Indiana and Cincinnati, Ohio metropolitan markets, today announced the signing of a definitive agreement to acquire Field & Main Bancorp, Inc. (“Field & Main”), the parent company of Field & Main Bank. The all stock transaction is expected to close during the second quarter of 2026, subject to approval of Field & Main shareholders and completion of customary regulatory approval and closing conditions.

This partnership represents a unique opportunity to accelerate Stock Yards’ strategic expansion across Western Kentucky—one of the most attractive and economically vibrant regions in the state. The recently announced addition of a Bowling Green Market President underscores the Company’s commitment to meaningful, long-term growth in the corridor stretching from Henderson through Owensboro, Bowling Green and Hopkinsville to Paducah and beyond. Field & Main’s franchise provides an immediately scalable presence in this region, and its community-first, relationship-driven culture aligns closely with Stock Yards’ longstanding focus on disciplined growth, profitability, and high-touch customer service. Together, the combined organization will be positioned to deepen market penetration, enhance operating leverage, and deliver expanded capabilities to customers across Western Kentucky and adjacent markets.

Field & Main, headquartered in Henderson, Kentucky, operates 6 total retail branches in Henderson, Lexington, and Cynthiana, Kentucky, and Evansville, Indiana. As of December 31, 2025, Field & Main reported approximately $861 million in assets, $652 million in loans, and $781 million in deposits. Field & Main also maintains a Wealth Management and Trust Department with total assets under management of approximately $800 million at December 31, 2025. The combined franchisewill serve customers through 81 branches with total assets of approximately $10.4 billion, $7.9 billion in gross loans, $8.6 billion in deposits and $8.4 billion in trust assets under management.

“We are thrilled to welcome Field & Main and its dedicated employees to the Stock Yards team,” commented James A. (Ja) Hillebrand, Chairman and Chief Executive Officer of Stock Yards. “This combination joins two community banks whose values and cultures are closely aligned and significantly expands our reach in Western Kentucky. Field & Main customers will continue to receive the outstanding service they have come to rely on, with the added benefit of our extended branch presence throughout Louisville, central, eastern, and northern Kentucky, as well as into the Cincinnati and Indianapolis metropolitan markets.”

Scott P. Davis, Chairman and CEO of Field & Main, commented, “Both banks have always been committed to delivering a modern craft banking experience that includes great customer service, strong community ties and an environment where employees can thrive and grow. We're excited to partner with the Stock Yards team to build the premier community bank in the region.”

Transaction Details

Under the terms of the merger agreement, Field & Main shareholders will have the right to receive 0.6550 shares of Stock Yards common stock for each share of Field & Main common stock, with total consideration to consist of 100% stock. Based upon the closing price of Stock Yards’ common stock of $68.01 on January 26, 2026, the implied per share purchase price is $44.55, with an aggregate transaction value of approximately $105.7 million. The transaction is expected to be 5.7% accretive to Stock Yards’ earnings per share once cost savings are fully phased in. In addition, tangible book value dilution is expected to be approximately 0.9% and be earned back in approximately 0.9 years (crossover method). Post-closing, Stock Yards capital ratios are expected to exceed “well-capitalized” levels.

In addition, Scott Davis, who currently serves on Field & Main’s Board of Directors, is expected to be added to the Stock Yards Board following completion of the transaction.

Stephens Inc. served as financial advisor and FBT Gibbons LLP acted as legal counsel to Stock Yards. Raymond James & Associates, Inc. served as financial advisor and Stoll Keenon Ogden PLLC acted as legal counsel to Field & Main.

Conference Call / Investor Presentation

Stock Yards executive management will host a conference call to discuss the strategic and financial implications of the transaction on Wednesday, January 28, 2026, at 9:00 a.m. (EST). The call will also be broadcast live via the internet.

Interested investors may listen to the call live via webcast by visiting www.syb.com and clicking on the Investor Relations tab. Investment professionals are invited to call the toll-free dial-in number: 1-800-715-9871 using the conference code 84331 to participate in the call. A copy of the investor presentation is also available on the Company’s website www.syb.com.

About Stock Yards Bancorp, Inc.:

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $9.54 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “SYBT.” For more information about Stock Yards Bancorp, visit the Company’s website at www.syb.com.

About Field & Main Bancorp, Inc.:

Field & Main Bancorp has $861 million in assets and manages approximately $800 million in wealth and trust assets. Field & Main Bank, founded in 1887, is headquartered in Henderson, Kentucky and currently operates 6 retail branches across Henderson, Lexington, and Cynthiana, Kentucky and Evansville, Indiana. For more information about Field & Main, visit its website at www.fieldandmain.com.

Forward-Looking Statements

Certain statements contained in this communication, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections, and benefits relating to the proposed merger transaction between Stock Yards and Field & Main, which are subject to numerous assumptions, risks and uncertainties. Words or phrases such as “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to Stock Yards’ Annual Report on Form 10-K for the year ended December 31, 2024, and its Quarterly Reports on Form 10-Q for the three months ended March 31, 2025, June 30, 2025, and September 30, 2025, as well as Stock Yards’ other filings with the SEC for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Stock Yards with the SEC, risks and uncertainties for Stock Yards, Field & Main and the combined company include, but are not limited to: the possibility that some or all of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Field & Main’s operations with those of Stock Yards will be materially delayed or will be more costly or difficult than expected; the parties’ inability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the inability to complete the merger due to the failure of Field & Main’s shareholders to adopt the merger agreement; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed transaction to close for any other reason; diversion of management's attention from ongoing business operations and opportunities due to the merger; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on the customer and employee relationships and operating results of Stock Yards, Field & Main or the combined company, respectively; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; dilution caused by Stock Yards’ issuance of additional shares of Stock Yards common stock in connection with the merger; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities; results of operations and financial condition of Stock Yards, Field & Main and the combined company; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this communication are made as of the date hereof and are based on information available at that time. Except as required by law, neither Stock Yards nor Field & Main assumes any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.

Additional Information Regarding the Proposed Transaction

This communication in respect of the proposed merger transaction between Stock Yards and Field & Main is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. Stock Yards will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Field & Main that also constitutes a prospectus of Stock Yards which, when finalized, will be sent to the shareholders of Field & Main seeking their approval of the merger-related proposals. This communication is not a substitute for the proxy statement/prospectus or registration statement or any other document that Stock Yards or Field & Main may file with the SEC. FIELD & MAIN’S SHAREHOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STOCK YARDS, FIELD & MAIN AND THE PROPOSED TRANSACTION. When filed, the registration statement, the definitive proxy statement/prospectus and other documents relating to the merger transaction filed by Stock Yards can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Stock Yards’ website at www.syb.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from Stock Yards upon written request to Stock Yards, Attention: Chief Financial Officer, 1040 East Main Street, Louisville, Kentucky 40206 or by calling (502) 582-2571, or to Field & Main, Attention: Chief Financial Officer, 140 North Main Street, Henderson, Kentucky 42420 or by calling (270) 881-1500.

Participants in the Solicitation

Stock Yards, Field & Main and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Field & Main’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Stock Yards and their ownership of Stock Yards common stock is set forth in the definitive proxy statement for Stock Yards’ 2025 annual meeting of shareholders, as previously filed with the SEC on March 12, 2025, and Stock Yards’ Annual Report on Form 10-K for the year ended December 31, 2024, as previously filed with the SEC on February 27, 2025, as well as other documents filed with the SEC. Information about the directors and executive officers of Field & Main and their ownership of Field & Main common stock, as well as additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by securities holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents regarding the proposed transaction to be filed with the SEC when they become available. Shareholders of Field & Main may obtain free copies of these documents from Stock Yards or Field & Main using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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